                                                                   Exhibit 10.97
                          HEALTHCARE COMPARE CORP.
                           STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 1st day of January, 1997, by and between HEALTHCARE COMPARE CORP., a Delaware corporation (the "Company"), and JAMES C. SMITH (the "Employee").

     WHEREAS, the Employee is a valued employee of the Company and the Company wishes to induce him to enter into an employment agreement dated as of January 1, 1997 (the "Employment Agreement") and to encourage him in the performance of his duties thereunder by granting him an option to purchase shares of common stock, $.01 par value, of the Company (the "Common Stock") pursuant to the HealthCare COMPARE Corp. 1995 Stock Option Plan (the "Plan"), which Plan is incorporated herein by this reference; and

     WHEREAS, the Employee wishes to acquire the right to purchase shares of Common Stock.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, hereby agrees as follows:

     1. Grant of Option: Exercise Price. Subject to the provision of Section 2 hereof, the Company hereby grants to the Employee effective as of the date hereof the right, privilege and option to purchase on the terms and conditions hereinafter set forth up to 200,000 shares of common Stock at an purchase price of $44.49 per share (the "Option"). The Option is intended to be an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the provisions of Section 6(a) of the Plan and Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted by the Code, and a nonstatutory option with respect to the balance.

     2. Time for Exercise of Option. Subject to the provisions of paragraphs 3 and 8 hereof, the Option may be exercised by the Employee from time to time, in whole or in part, beginning on December 31, 1998 and ending on March 31, 1999 or within such shorter period as is provided in paragraph 3 hereof.

     3. Termination of Employment

     (a) If the Employee's employment by the Company is terminated by the Company without cause, then, notwithstanding the provisions of paragraph 2 of this Agreement, upon such termination of employment, the Option shall become exercisable in full and the Employee may, for a period of 90 days following such termination (but before expiration of the original exercise period), exercise the Option in whole or in part.

     (b) If (i) the Employee's employment by the Company is terminated due to the death or Incapacity (as defined in the Employment Agreement) of the Employee and (ii) pursuant to paragraph 2 hereof the Option has theretofore vested or is scheduled to vest within 90 days following the date of such termination of employment, the Employee or his legal representative may, for a period of 90 days following such termination (but before expiration or the original exercise period), exercise the Option, in whole or in part.

     (c) If (i) the Employee's employment by the Company is terminated voluntarily by the Employee and (ii) pursuant to paragraph 2 hereof the Option has theretofore vested, the Employee may, for a period of 30 days after the date of termination (but before expiration of the original exercise period), exercise the Option, in whole or in part.

     (d) If the Employee's employment by the Company is terminated by the Company for cause (as such term is defined in the Employment Agreement), the Option shall terminate on the date on which the Employee's employment is terminated, and the Employee shall have no further rights hereunder.

     (e) The Employee acknowledges and understands that certain exercises of the Option pursuant to this paragraph 3 may cause disqualification of the Option as an Incentive Stock Option.

     4. Method of Exercise. The Option may be exercised by written notice (the "Notice"), addressed and delivered to the Company (Attention: Chief Financial Officer), specifying the number of shares of Common Stock to be purchased and accompanied by (i) a check, or (ii) that number of shares of Common Stock which have an aggregate fair market value as of the date of exercise equal to the exercise price, or (iii) any combination thereof. For purposes of this Agreement, "fair market value" of a share of Common Stock shall mean: (i) if the Common Stock is traded on a national stock exchange on the date of exercise of the Option, fair market value shall be the closing price reported by the applicable composite transactions report on such day, or if the Common Stock is not traded on such date, the mean between the closing bid-and-asked prices thereof on that date on such exchange; (ii) if the Common Stock is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, fair market value shall be the last reported transaction price quoted by the NASDAQ on that day; (iii) if the Common Stock is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, fair market value shall be the mean between the last representative bid-and-asked prices quoted by the NASDAQ on that day; or (iv) if none of the foregoing provisions is applicable, fair market value as of the date of exercise of the Option shall be determined by the Board of Directors in good faith on such basis as it deems appropriate. In all cases, the determination of fair market value shall be binding and conclusive on all persons.

     5. Delivery of Stock Certificates. The Option shall be deemed to have been exercised upon receipt by the Company of the Notice accompanied by the exercise price (the "Exercise Date"). The certificate representing the share of Common Stock purchased upon exercise of the Option shall be issued as of the Exercise Date and delivered by the Company to the Employee free and clear of all claims, liens and encumbrances, within five days following the Exercise Date or as soon thereafter as practicable. As a condition to the exercise of the Option, the Company may require the Employee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased for investment purposes only, for the account of the Employee and without any intention to distribute such shares. If the share of Common Stock issuable upon exercise of the Option have not previously been registered under the Securities Act of 1933, as amended, each certificate evidencing shares of Common Stock acquired upon exercise of the Option shall contain on its face, or on the reverse side thereof, the following legend:

     "These share have not been registered under the Securities Act of 1933 or under any applicable state law. They may not be offered for sale, sold, transferred, or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) an opinion (satisfactory to the corporation) that registration is not required."

     6. Registration of Shares Subject to the Option. On or before December 31, 1998, the Company will use its best efforts to:

     (i) prepare and file with the Securities and Exchange Commission("SEC") a registration statement with respect to the shares of Common Stock issuable upon exercise of the Option and use its best efforts to cause such registration statement to become effective under the Securities Act;

     (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier to occur of (A) the expiration of the Option or (B) the exercise of the Option in whole.

     7. Adjustment Provisions. If, during the term of this Agreement, there shall be any stock dividend, stock rights distribution, stock split, recapitalization, merger, consolidation, sale of assets, reorganization or other similar change or transaction of or by the Company, an appropriate adjustment shall be made to the number and kind of shares remaining to be acquired upon exercise of the Option and to the exercise price of the Option so that the value to be received by the Employe upon exercise of the Option shall, in the aggregate, be the same as if none of the foregoing transactions had occurred.

     8. Merger, Consolidation or Sale of Assets. In the event the Company enters into an agreement providing for (i) the sale of all or substantially all of the assets of the Company or (ii) a merger, consolidations or reorganization which would result in the stockholders of the Company immediately prior tro such transaction owning less than 50% of the surviving corporation, the Option shall become exercisable in full without regard to any vesting limitations, and the Employee shall be entitled, commencing at least ten days prior to the effective date of such transaction, to exercise the Option in whole or in part, tot he extent ot previously exercised.

     9. Withholding Obligations. In the event that the Company is required to satisfy withholding obligations under the Code as a result of the exercise of the Option, the Employee may request that, in lieu of withholding amounts from the Employee's paycheck or requiring that the Employee deliver a check in the amount of the withholding obligation, the Company withhold that number of shares of Common Stock which have a fair market value (determined in accordance with the provisions of paragraph 5 hereof) on the Exercise Date equal to the amount required to be withheld.

     10. Non-Transferability. The Option is not transferable or assignable by the Employee other than by will or by the laws of descent and distribution and are exercisable during the lifetime of the Employee only by the Employee.

     11. Compliance with Law. By accepting the Option, the Employee agrees for himself and his legal representative that the Company shall not be required to deliver any shares of Common Stock upon the exercise of the Option until such shares have been qualified for delivery under applicable securities laws and regulations as determined by the Company or its legal counsel.

     12. Rights as a Stockholder; Not an Employment Agreement. The Employee shall have no rights as a stockholder of the Company with respect to shares of Common Stock subject to the Option until the Option has been exercised and payment made as herein provided and certificates representing the shares as to which the Option has been exercised have been delivered to the Employee. Nothing contained in this Agreement shall be construed to be a contract of employment between the Company and the Employee.

     13. Construction.

     (a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

     (b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein and such agreement shall not be modified, except by written instrument signed by the parties hereto.

     (c) Headings; Pronouns; Governing Law. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

     (d) Notices. All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date and time of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following or such other addresses of which the parties shall from time to time notify one another:


              If to the Company:   HealthCare COMPARE Corp.
                                   3200 Highland Avenue
                                   Downers Grove, Illinois   60515

              If to the Employee:  James C. Smith
                                   HealthCare COMPARE Corp.
                                   3200 Highland Avenue
                                   Downers Grove, Illinois   60515


     (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party of circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                            HEALTHCARE COMPARE CORP.


                            By:  ______________________________________
                            Chairman of the Board


                            EMPLOYEE:


                            By:  ______________________________________
                            JAMES C. SMITH